UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 6, 2012

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the 2012 Employee Plan and the 2012 Directors’ Plan

At the 2012 Special Meeting of Stockholders of Autodesk, Inc. (“Autodesk” or the “Company”) held on January 6, 2012 (the “Special Meeting”), the stockholders of Autodesk voted on and approved the Autodesk 2012 Employee Stock Plan (the “2012 Employee Plan”) and the Autodesk 2012 Outside Directors’ Stock Plan (the “2012 Directors’ Plan”).

The terms and conditions of the 2012 Employee Plan and the 2012 Directors’ Plan are described in Autodesk’s definitive proxy statement, filed with the Securities and Exchange Commission on November 21, 2011. The 2012 Employee Plan and the 2012 Directors’ Plan are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are each incorporated by reference herein.

Item 5.07. Submission	of Matters to a Vote of Security Holders.

The information contained in Item 5.02 above is hereby incorporated by reference. At the Special Meeting, the following proposals were voted on and approved by the stockholders of Autodesk.

	Votes For	Votes Against	Abstentions	Broker Non Votes

Proposal to approve the Autodesk, Inc. 2012 Employee Stock Plan	159,230,814	26,039,036	109,327	—

Proposal to approve the Autodesk, Inc. 2012 Outside Directors’ Stock Plan	159,383,471	25,775,641	220,065	—

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Autodesk, Inc. 2012 Employee Stock Plan

10.2	Autodesk, Inc. 2012 Outside Directors’ Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary

Date: January 6, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Autodesk, Inc. 2012 Employee Stock Plan

10.2	Autodesk, Inc. 2012 Outside Directors’ Stock Plan